Exhibit 99.2

For Immediate Release

For more information:

Rex S. Schuette

Chief Financial Officer

(706) 781-2266

Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. REPORTS

NET OPERATING INCOME OF $23.9 MILLION FOR FIRST QUARTER 2016,

UP 36 PERCENT FROM A YEAR AGO

  Operating earnings per diluted share of 33 cents, up 14 percent from first quarter of 2015
  Operating return on assets of 1.00 percent – compared to ..94 percent a year ago
  Operating return on tangible common equity of 10.91 percent – up from 9.46 percent a year ago
  Loans up $111 million from the fourth quarter of 2015, or 7 percent annualized
  Core transaction deposits up $113 million from the fourth quarter of 2015, or 9 percent annualized

BLAIRSVILLE, GA – April 27, 2016 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today reported first quarter results reflecting strong credit quality, capital management, profitability and growth. Net operating income was $23.9 million, or 33 cents per diluted share, compared with $17.7 million, or 29 cents per diluted share, in the first quarter of 2015.

Net operating income and net operating income per diluted share exclude merger-related and other charges. Including those charges, first quarter 2016 net income was $22.3 million, or 31 cents per diluted share, compared with $17.7 million, or 29 cents per diluted share in the first quarter of 2015.

At March 31, 2016, preliminary regulatory capital ratios were as follows: Tier 1 Risk-Based of 11.3 percent; Total Risk-Based of 12.3 percent; Common Equity Tier 1 Risk-Based of 11.3 percent; and, Tier 1 Leverage of 8.4 percent.

“Our first quarter results continue to demonstrate the growing potential of United and our focus on increasing returns to our shareholders. Our performance reflects our emphasis on maintaining a high-quality balance sheet, increasing profitability and generating growth,” said Jimmy Tallent, chairman and chief executive officer. “It underscores our ability to prudently grow our loan portfolio and high-quality, low-cost core deposits, maintain top-quartile credit quality, and expand fee revenue while maintaining operating expense discipline, and making strategic investments in technology, geographic market positioning, products and enhanced expertise.

“First quarter loan production was a solid $562 million,” Tallent added. “Loan growth was $111 million, or 7 percent annualized, in line with our 2016 target of a mid-to-upper-single-digit increase. Our community banks originated $347 million in loan production, while our specialized lending area, which includes asset-based, commercial real estate, middle market, SBA and builder finance lending, produced $145 million. Helping fund these loans was quarter-to-quarter core transaction deposit growth of $113 million, or 9 percent annualized. Core deposits comprise 90 percent of total deposits, one of the best ratios in the country.”

First quarter taxable-equivalent net interest revenue totaled $75.2 million, up $1.2 million from the fourth quarter of 2015 and up $17.6 million from the first quarter of 2015. This increase reflects strong loan and core deposit growth, and an increase in the net interest margin. The increase from the first quarter of 2015 also reflects net interest revenue from the Palmetto and First National Bank acquisitions.

The taxable-equivalent net interest margin of 3.41 percent reflected a seven basis point increase from the fourth quarter of 2015, and a 10 basis point increase from a year ago. The increase from the fourth quarter reflects higher yields on the loan and investment securities portfolios, offset slightly by a one basis point increase in the rate paid on interest-bearing liabilities. Yields on floating rate loans and investment securities benefited from the full quarterly impact of the Federal Reserve Bank’s December 2015 rate hike.

The first quarter provision for credit losses was negative $200,000 compared with positive provisions of $300,000 during the fourth quarter of 2015 and $1.8 million during the first quarter of 2015. In addition to continued strong credit quality and a low overall level of net charge-offs, the first quarter negative provision reflects an overall improvement in a number of our largest troubled debt restructurings and the related release of reserves assigned specifically to them.

“Our credit quality indicators are very favorable, and our outlook is for this to continue, which will result in driving down our allowance for loan losses requirement,” stated Tallent. “While we strive to maintain a conservative allowance for loan losses, our recent loss history and improving credit measures continue to require us to decrease our allowance each quarter.”

First quarter net charge-offs totaled $2.1 million compared with $1.3 million during the fourth quarter of 2015, and $2.6 million during the first quarter of 2015. Strong recoveries of previously charged-off loans drove net charge-offs down in the third and fourth quarters of 2015 from the first and second quarters of 2015. Nonperforming assets were 0.28 percent of total assets at March 31, 2016, compared with 0.29 percent at December 31, 2015 and 0.26 percent a year ago.

First quarter fee revenue totaled $18.6 million, a decrease of $2.7 million from the fourth quarter of 2015. The decrease was mostly seasonal and primarily the result of a $1.4 million decline in service charges and fees, a $758,000 decline in gains from sales of SBA loans, and a $541,000 decline in other fee revenue. First quarter fee revenue increased $2.9 million from the first quarter of 2015, primarily due to acquisitions.

During the first quarter of 2016, sales of $13.0 million in SBA loans resulted in net gains of $1.2 million. This compares with sales of $25.1 million and net gains of $2.0 million during the fourth quarter of 2015, and sales of $13.0 million and net gains of $1.1 million during the first quarter of 2015.

Operating expenses, excluding merger-related and other charges, were $55.2 million in the first quarter of 2016. This compares to $56.4 million in the fourth quarter of 2015 and $43.1 million in the first quarter of 2015.

“The linked quarter decrease in operating expenses is primarily related to Palmetto cost savings, and is only part of the story,” commented Tallent. “What also is important to our future growth are the substantial investments we made during the quarter in talented revenue producers. To leverage the United brand and gain share in high-growth areas, during the first quarter we added eight new mortgage lenders in our metro markets. In our specialized lending areas, primarily in our SBA lending business we added 11 revenue producers. We also added three lenders in our loan production office in Charleston, South Carolina, and opened a new loan production office in Macon, Georgia.

“Consistent with this strategy, on April 4, 2016, we entered into a merger agreement with Tidelands Bancshares, Inc., the holding company for Tidelands Bank which is based in Mt. Pleasant, South Carolina,” Tallent said. “Tidelands Bank will merge into United Community Bank and operate under the United brand on the South Carolina coast, including Charleston, Hilton Head and Myrtle Beach.

“Following the opening of a loan production office in Charleston in the fourth quarter of 2015, this strategic purchase completes a two-step plan to launch and accelerate growth in attractive coastal South Carolina markets,” said Tallent. “The Tidelands agreement is expected to close in the third quarter and will be immediately accretive to operating earnings. I am excited to have Thomas Lyles and his team join the United family.

“In the first quarter we maintained strong momentum and, with our talented bankers at work, we expect to do so again in the second quarter and throughout the remainder of 2016,” Tallent said. “Our talented bankers are executing our plans as we maintain a high-quality balance sheet, increase profitability and generate growth.”

Conference Call

United will hold a conference call today, Wednesday, April 27, 2016, at 11 a.m. ET to discuss the contents of this News Release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 79143447. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) is a registered bank holding company based in Blairsville, Georgia, with $9.8 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the Southeast region’s largest full-service banks, operating 135 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in providing personalized community banking services to individuals, small businesses and corporations. Services include a full range of consumer and commercial banking products, including mortgage, advisory, and treasury management. United Community Banks is consistently recognized for its outstanding customer service by respected national research firms. In 2014 and 2015, United Community Bank was ranked first in customer satisfaction in the southeast by J.D. Power and again in 2016 was ranked among the top 100 on the Forbes’ list of America’s Best Banks. Additional information about the company and the bank’s full range of products and services can be found at www.ucbi.com.

Safe Harbor

This News Release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission including its 2015 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information
						First
	2016	2015				Quarter
(in thousands, except per share	First	Fourth	Third	Second	First	2016-2015
data; fully taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change
INCOME SUMMARY
Interest revenue (FTE)	$80,991	$79,646	$71,120	$66,134	$62,909
Interest expense	5,769	5,598	5,402	4,817	5,292
Net interest revenue (FTE)	75,222	74,048	65,718	61,317	57,617	31%
Provision for credit losses	(200)	300	700	900	1,800
Fee revenue	18,606	21,284	18,297	17,266	15,682	19
Total revenue (FTE)	94,028	95,032	83,315	77,683	71,499	32
Expenses - operating (1)	55,232	56,410	48,525	45,247	43,061	28
Income before income tax expense - (FTE) operating (1)	38,796	38,622	34,790	32,436	28,438	36
Income tax expense - (FTE) operating (1)	14,852	14,822	13,064	12,447	10,768	38
Net income - operating (1)	23,944	23,800	21,726	19,989	17,670	36
Preferred dividends and discount accretion	21	25	25	17	-
Net income available to common shareholders - operating (1)	23,923	23,775	21,701	19,972	17,670	35
Merger-related and other charges, net of income tax benefit	1,649	5,592	3,839	2,176	-
Net income available to common shareholders - GAAP	$22,274	$18,183	$17,862	$17,796	$17,670	26

PERFORMANCE MEASURES
Per common share:
Diluted income - operating (1)	$.33	$.33	$.33	$.32	$.29	14
Diluted income - GAAP	.31	.25	.27	.28	.29	7
Cash dividends declared	.07	.06	.06	.05	.05
Book value	14.35	14.02	13.95	12.95	12.58	14
Tangible book value (3)	12.40	12.06	12.08	12.66	12.53	(1)

Key performance ratios:
Return on tangible common equity - operating (1)(2)(3)(4)	10.91%	10.87%	10.29%	10.20%	9.46%
Return on common equity - operating (1)(2)(4)	9.20	9.18	9.54	9.90	9.34
Return on common equity - GAAP (2)(4)	8.57	7.02	7.85	8.83	9.34
Return on assets - operating (1)(4)	1.00	.99	1.00	1.00	.94
Return on assets - GAAP (4)	.93	.76	.82	.89	.94
Dividend payout ratio - operating (1)	21.21	18.18	18.18	15.63	17.24
Dividend payout ratio - GAAP	22.58	24.00	22.22	17.86	17.24
Net interest margin (FTE) (4)	3.41	3.34	3.26	3.30	3.31
Efficiency ratio - operating (1)	59.10	59.41	57.81	57.59	59.15
Efficiency ratio - GAAP	61.94	68.97	64.65	61.63	59.15
Average equity to average assets	10.72	10.68	10.39	10.05	9.86
Average tangible equity to average assets (3)	9.41	9.40	9.88	9.91	9.82
Average tangible common equity to average assets (3)	9.32	9.29	9.77	9.83	9.82
Tangible common equity to risk-weighted assets (3)(5)(6)	12.77	12.82	13.08	13.24	13.53

ASSET QUALITY
Nonperforming loans	$22,419	$22,653	$20,064	$18,805	$19,015	18
Foreclosed properties	5,163	4,883	7,669	2,356	1,158	346
Total nonperforming assets (NPAs)	27,582	27,536	27,733	21,161	20,173	37
Allowance for loan losses	66,310	68,448	69,062	70,129	70,007	(5)
Net charge-offs	2,138	1,302	1,417	978	2,562	(17)
Allowance for loan losses to loans	1.09%	1.14%	1.15%	1.36%	1.46%
Net charge-offs to average loans (4)	.14	.09	.10	.08	.22
NPAs to loans and foreclosed properties	.45	.46	.46	.41	.42
NPAs to total assets	.28	.29	.29	.26	.26

AVERAGE BALANCES ($ in millions)
Loans	$6,004	$5,975	$5,457	$5,017	$4,725	27
Investment securities	2,718	2,607	2,396	2,261	2,203	23
Earning assets	8,876	8,792	8,009	7,444	7,070	26
Total assets	9,634	9,558	8,634	8,017	7,617	26
Deposits	7,947	8,028	7,135	6,669	6,369	25
Shareholders’ equity	1,033	1,021	897	806	751	38
Common shares - basic (thousands)	72,162	72,135	66,294	62,549	60,905	18
Common shares - diluted (thousands)	72,166	72,140	66,300	62,553	60,909	18

AT PERIOD END ($ in millions)
Loans	$6,106	$5,995	$6,024	$5,174	$4,788	28
Investment securities	2,757	2,656	2,457	2,322	2,201	25
Total assets	9,781	9,616	9,404	8,237	7,655	28
Deposits	7,960	7,873	7,897	6,800	6,430	24
Shareholders’ equity	1,034	1,018	1,013	827	764	35
Common shares outstanding (thousands)	71,544	71,484	71,472	62,700	60,309	19

(1) Excludes merger-related charges and impairment losses on surplus bank property. (2) Net income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) Annualized. (5) All periods are calculated under Basel III rules, which became effective January 1, 2015. (6) First quarter 2016 ratio is preliminary.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information
	2016	2015
(in thousands, except per share	First	Fourth	Third	Second	First
data; fully taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter

Interest revenue reconciliation
Interest revenue - taxable equivalent	$80,991	$79,646	$71,120	$66,134	$62,909
Taxable equivalent adjustment	(270)	(284)	(292)	(326)	(375)
Interest revenue (GAAP)	$80,721	$79,362	$70,828	$65,808	$62,534

Net interest revenue reconciliation
Net interest revenue - taxable equivalent	$75,222	$74,048	$65,718	$61,317	$57,617
Taxable equivalent adjustment	(270)	(284)	(292)	(326)	(375)
Net interest revenue (GAAP)	$74,952	$73,764	$65,426	$60,991	$57,242

Total revenue reconciliation
Total operating revenue	$94,028	$95,032	$83,315	$77,683	$71,499
Taxable equivalent adjustment	(270)	(284)	(292)	(326)	(375)
Total revenue (GAAP)	$93,758	$94,748	$83,023	$77,357	$71,124

Expense reconciliation
Expenses - operating	$55,232	$56,410	$48,525	$45,247	$43,061
Merger-related and other charges	2,653	9,078	5,744	3,173	-
Expenses (GAAP)	$57,885	$65,488	$54,269	$48,420	$43,061

Income before taxes reconciliation
Income before taxes - operating	$38,796	$38,622	$34,790	$32,436	$28,438
Taxable equivalent adjustment	(270)	(284)	(292)	(326)	(375)
Merger-related and other charges	(2,653)	(9,078)	(5,744)	(3,173)	-
Income before taxes (GAAP)	$35,873	$29,260	$28,754	$28,937	$28,063

Income tax expense reconciliation
Income tax expense - operating	$14,852	$14,822	$13,064	$12,447	$10,768
Taxable equivalent adjustment	(270)	(284)	(292)	(326)	(375)
Merger-related and other charges, tax benefit	(1,004)	(3,486)	(1,905)	(997)	-
Income tax expense (GAAP)	$13,578	$11,052	$10,867	$11,124	$10,393

Net income reconciliation
Net income - operating	$23,944	$23,800	$21,726	$19,989	$17,670
Merger-related and other charges, net of income tax benefit	(1,649)	(5,592)	(3,839)	(2,176)	-
Net income (GAAP)	$22,295	$18,208	$17,887	$17,813	$17,670

Net income available to common shareholders reconciliation
Net income available to common shareholders - operating	$23,923	$23,775	$21,701	$19,972	$17,670
Merger-related and other charges, net of income tax benefit	(1,649)	(5,592)	(3,839)	(2,176)	-
Net income available to common shareholders (GAAP)	$22,274	$18,183	$17,862	$17,796	$17,670

Diluted income per common share reconciliation
Diluted income per common share - operating	$.33	$.33	$.33	$.32	$.29
Merger-related and other charges	(.02)	(.08)	(.06)	(.04)	-
Diluted income per common share (GAAP)	$.31	$.25	$.27	$.28	$.29

Book value per common share reconciliation
Tangible book value per common share	$12.40	$12.06	$12.08	$12.66	$12.53
Effect of goodwill and other intangibles	1.95	1.96	1.87	.29	.05
Book value per common share (GAAP)	$14.35	$14.02	$13.95	$12.95	$12.58

Return on tangible common equity reconciliation
Return on tangible common equity - operating	10.91%	10.87%	10.29%	10.20%	9.46%
Effect of goodwill and other intangibles	(1.71)	(1.69)	(.75)	(.30)	(.12)
Return on common equity - operating	9.20	9.18	9.54	9.90	9.34
Merger-related and other charges	(.63)	(2.16)	(1.69)	(1.07)	-
Return on common equity (GAAP)	8.57%	7.02%	7.85%	8.83%	9.34%

Return on assets reconciliation
Return on assets - operating	1.00%	.99%	1.00%	1.00%	.94%
Merger-related and other charges	(.07)	(.23)	(.18)	(.11)	-
Return on assets (GAAP)	.93%	.76%	.82%	.89%	.94%

Dividend payout ratio reconciliation
Dividend payout ratio - operating	21.21%	18.18%	18.18%	15.63%	17.24%
Merger-related and other charges	1.37	5.82	4.04	2.23	-
Dividend payout ratio (GAAP)	22.58%	24.00%	22.22%	17.86%	17.24%

Efficiency ratio reconciliation
Efficiency ratio - operating	59.10%	59.41%	57.81%	57.59%	59.15%
Merger-related and other charges	2.84	9.56	6.84	4.04	-
Efficiency ratio (GAAP)	61.94%	68.97%	64.65%	61.63%	59.15%

Average equity to assets reconciliation
Tangible common equity to assets	9.32%	9.29%	9.77%	9.83%	9.82%
Effect of preferred equity	.09	.11	.11	.08	-
Tangible equity to assets	9.41	9.40	9.88	9.91	9.82
Effect of goodwill and other intangibles	1.31	1.28	.51	.14	.04
Equity to assets (GAAP)	10.72%	10.68%	10.39%	10.05%	9.86%

Tangible common equity to risk-weighted assets reconciliation (1)
Tangible common equity to risk-weighted assets	12.77%	12.82%	13.08%	13.24%	13.53%
Effect of other comprehensive income	.25	.38	.23	.28	.19
Effect of deferred tax limitation	(1.85)	(2.05)	(2.24)	(2.49)	(2.86)
Effect of trust preferred	.08	.08	.08	.63	.67
Effect of preferred equity	-	.15	.15	.17	-
Basel III intangibles transition adjustment	.07	.10	.13	.06	.04
Basel III disallowed investments	-	(.03)	(.03)	(.03)	(.04)
Tier I capital ratio (Regulatory)	11.32%	11.45%	11.40%	11.86%	11.53%

(1) First quarter 2016 ratios are preliminary.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

	2016	2015				Linked	Year over
	First	Fourth	Third	Second	First	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	Change
LOANS BY CATEGORY
Owner occupied commercial RE	$1,434	$1,494	$1,479	$1,266	$1,167	$(60)	$267
Income producing commercial RE	880	824	818	689	636	56	244
Commercial & industrial	855	785	890	793	716	70	139
Commercial construction	354	342	319	238	230	12	124
Total commercial	3,523	3,445	3,506	2,986	2,749	78	774
Residential mortgage	1,032	1,029	1,062	935	864	3	168
Home equity lines of credit	604	598	585	491	465	6	139
Residential construction	348	352	334	299	291	(4)	57
Consumer installment	599	571	537	463	419	28	180
Total loans	$6,106	$5,995	$6,024	$5,174	$4,788	111	1,318

LOANS BY MARKET
North Georgia	$1,097	$1,125	$1,130	$1,155	$1,150	(28)	(53)
Atlanta MSA	1,257	1,259	1,266	1,275	1,254	(2)	3
North Carolina	543	549	546	533	539	(6)	4
Coastal Georgia	543	537	506	499	476	6	67
Gainesville MSA	248	254	252	257	255	(6)	(7)
East Tennessee	495	504	511	525	281	(9)	214
South Carolina	821	819	783	35	30	2	791
Specialized Lending	628	492	609	538	487	136	141
Indirect auto	474	456	421	357	316	18	158
Total loans	$6,106	$5,995	$6,024	$5,174	$4,788	111	1,318

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality

	First Quarter 2016			Fourth Quarter 2015			Third Quarter 2015
	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NONPERFORMING ASSETS BY CATEGORY
Owner occupied CRE	$6,775	$2,864	$9,639	$7,036	$2,652	$9,688	$5,918	$882	$6,800
Income producing CRE	2,959	-	2,959	2,595	-	2,595	1,238	4,084	5,322
Commercial & industrial	978	-	978	892	-	892	1,068	-	1,068
Commercial construction	266	152	418	328	437	765	256	657	913
Total commercial	10,978	3,016	13,994	10,851	3,089	13,940	8,480	5,623	14,103
Residential mortgage	8,037	1,587	9,624	8,555	1,242	9,797	8,847	1,454	10,301
Home equity lines of credit	1,198	125	1,323	851	80	931	890	87	977
Residential construction	1,122	435	1,557	1,398	472	1,870	929	505	1,434
Consumer installment	1,084	-	1,084	998	-	998	918	-	918
Total NPAs	$22,419	$5,163	$27,582	$22,653	$4,883	$27,536	$20,064	$7,669	$27,733
Balance as a % of
Unpaid Principal	69.3%	38.2%	60.1%	71.4%	34.2%	59.8%	70.3%	45.8%	61.2%

NONPERFORMING ASSETS BY MARKET
North Georgia	$5,353	$1,233	$6,586	$5,167	$1,612	$6,779	$6,403	$1,263	$7,666
Atlanta MSA	2,796	902	3,698	3,023	625	3,648	1,750	1,122	2,872
North Carolina	4,860	559	5,419	5,289	183	5,472	4,564	9	4,573
Coastal Georgia	1,696	121	1,817	2,079	-	2,079	338	66	404
Gainesville MSA	250	-	250	307	-	307	325	3	328
East Tennessee	3,470	351	3,821	3,448	157	3,605	2,886	231	3,117
South Carolina	935	1,997	2,932	323	2,306	2,629	267	4,975	5,242
Specialized Lending	2,186	-	2,186	2,231	-	2,231	2,809	-	2,809
Indirect auto	873	-	873	786	-	786	722	-	722
Total NPAs	$22,419	$5,163	$27,582	$22,653	$4,883	$27,536	$20,064	$7,669	$27,733

NONPERFORMING ASSETS ACTIVITY
Beginning Balance	$22,653	$4,883	$27,536	$20,064	$7,669	$27,733	$18,805	$2,356	$21,161
Acquisitions	-	-	-	-	(1,585)	(1,585)	-	4,848	4,848
Loans placed on non-accrual	4,771	-	4,771	10,768	-	10,768	8,923	-	8,923
Payments received	(1,812)	-	(1,812)	(4,893)	-	(4,893)	(4,233)	-	(4,233)
Loan charge-offs	(1,679)	-	(1,679)	(1,813)	-	(1,813)	(1,531)	-	(1,531)
Foreclosures	(1,514)	1,590	76	(1,473)	1,497	24	(1,900)	1,900	-
Capitalized costs	-	-	-	-	-	-	-	256	256
Property sales	-	(1,524)	(1,524)	-	(2,968)	(2,968)	-	(1,916)	(1,916)
Write downs	-	(7)	(7)	-	11	11	-	(79)	(79)
Net gains (losses) on sales	-	221	221	-	259	259	-	304	304
Ending Balance	$22,419	$5,163	$27,582	$22,653	$4,883	$27,536	$20,064	$7,669	$27,733

	First Quarter 2016		Fourth Quarter 2015		Third Quarter 2015
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied CRE	$304	.08%	$861	.23%	$236	.07%
Income producing CRE	211	.10	(35)	(.02)	(106)	(.06)
Commercial & industrial	283	.14	(719)	(.34)	190	.09
Commercial construction	286	.33	253	.31	59	.09
Total commercial	1,084	.13	360	.04	379	.05
Residential mortgage	50	.02	(120)	(.05)	433	.18
Home equity lines of credit	632	.43	194	.13	293	.22
Residential construction	(103)	(.12)	415	.48	(124)	(.16)
Consumer installment	475	.33	453	.33	436	.35
Total	$2,138	.14	$1,302	.09	$1,417	.10

NET CHARGE-OFFS BY MARKET
North Georgia	$913	.33%	$1,011	.36%	$1,352	.47%
Atlanta MSA	(25)	(.01)	496	.16	74	.02
North Carolina	382	.28	426	.31	183	.13
Coastal Georgia	196	.15	47	.04	19	.02
Gainesville MSA	98	.16	(340)	(.54)	(236)	(.36)
East Tennessee	378	.31	(326)	(.26)	153	.12
South Carolina	(16)	(.01)	(474)	(.24)	(247)	(.34)
Specialized Lending	4	-	253	.18	(42)	(.03)
Indirect auto	208	.19	209	.19	161	.17
Total	$2,138	.14	$1,302	.09	$1,417	.10

(1) Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (Unaudited)
	Three Months Ended
	March 31,
(in thousands, except per share data)	2016	2015

Interest revenue:
Loans, including fees	$63,976	$49,664
Investment securities, including tax exempt of $166 and $158	15,788	12,058
Deposits in banks and short-term investments	957	812
Total interest revenue	80,721	62,534

Interest expense:
Deposits:
NOW	485	394
Money market	1,108	673
Savings	29	20
Time	642	1,109
Total deposit interest expense	2,264	2,196
Short-term borrowings	87	98
Federal Home Loan Bank advances	733	392
Long-term debt	2,685	2,606
Total interest expense	5,769	5,292
Net interest revenue	74,952	57,242
Provision for credit losses	(200)	1,800
Net interest revenue after provision for credit losses	75,152	55,442

Fee revenue:
Service charges and fees	10,126	7,615
Mortgage loan and other related fees	3,289	2,755
Brokerage fees	1,053	1,551
Gains from sales of government guaranteed loans	1,237	1,141
Securities gains, net	379	1,539
Loss from prepayment of debt	-	(1,038)
Other	2,522	2,119
Total fee revenue	18,606	15,682
Total revenue	93,758	71,124

Operating expenses:
Salaries and employee benefits	33,062	26,446
Communications and equipment	4,290	3,271
Occupancy	4,723	3,278
Advertising and public relations	864	750
Postage, printing and supplies	1,280	938
Professional fees	2,700	1,919
FDIC assessments and other regulatory charges	1,524	1,209
Amortization of intangibles	1,010	242
Merger-related and other charges	2,653	-
Other	5,779	5,008
Total operating expenses	57,885	43,061
Net income before income taxes	35,873	28,063
Income tax expense	13,578	10,393
Net income	22,295	17,670
Preferred stock dividends and discount accretion	21	-
Net income available to common shareholders	$22,274	$17,670

Earnings per common share:
Basic	$.31	$.29
Diluted	.31	.29
Weighted average common shares outstanding:
Basic	72,162	60,905
Diluted	72,166	60,909

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet (Unaudited)
	March 31,	December 31,	March 31,
(in thousands, except share and per share data)	2016	2015	2015

ASSETS
Cash and due from banks	$93,821	$86,912	$77,493
Interest-bearing deposits in banks	88,995	153,451	82,269
Short-term investments	-	-	25,902
Cash and cash equivalents	182,816	240,363	185,664
Securities available for sale	2,405,467	2,291,511	1,801,973
Securities held to maturity (fair value $363,092, $371,658 and $413,550)	351,700	364,696	399,228
Mortgage loans held for sale	26,578	24,231	15,723
Loans, net of unearned income	6,106,189	5,995,441	4,787,689
Less allowance for loan losses	(66,310)	(68,448)	(70,007)
Loans, net	6,039,879	5,926,993	4,717,682
Premises and equipment, net	180,690	178,165	159,036
Bank owned life insurance	105,803	105,493	81,490
Accrued interest receivable	25,893	25,786	20,154
Net deferred tax asset	180,371	197,613	201,898
Derivative financial instruments	23,488	20,082	20,291
Goodwill and other intangible assets	146,409	147,420	3,399
Other assets	112,237	94,075	47,998
Total assets	$9,781,331	$9,616,428	$7,654,536
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$2,370,842	$2,204,755	$1,694,755
NOW	1,794,241	1,975,884	1,420,956
Money market	1,630,565	1,599,637	1,306,421
Savings	491,542	471,129	312,013
Time	1,233,647	1,282,803	1,206,278
Brokered	439,486	338,985	489,141
Total deposits	7,960,323	7,873,193	6,429,564
Repurchase agreements	-	16,640	-
Federal Home Loan Bank advances	510,125	430,125	270,125
Long-term debt	163,955	163,836	112,901
Derivative financial instruments	31,374	28,825	29,276
Accrued expenses and other liabilities	81,829	85,524	48,965
Total liabilities	8,747,606	8,598,143	6,890,831
Shareholders' equity:
Preferred stock, $1 par value; 10,000,000 shares authorized; Series H; $1,000 stated value; 0, 9,992 and 0 shares issued and outstanding	-	9,992	-
Common stock, $1 par value; 100,000,000 shares authorized; 66,258,777, 66,198,477 and 50,228,075 shares issued and outstanding	66,259	66,198	50,228
Common stock, non-voting, $1 par value; 26,000,000 shares authorized; 5,285,516, 5,285,516 and 10,080,787 shares issued and outstanding	5,286	5,286	10,081
Common stock issuable; 496,515, 458,953 and 400,369 shares	6,700	6,779	5,895
Capital surplus	1,286,884	1,286,361	1,081,110
Accumulated deficit	(313,646)	(330,879)	(372,933)
Accumulated other comprehensive loss	(17,758)	(25,452)	(10,676)
Total shareholders' equity	1,033,725	1,018,285	763,705
Total liabilities and shareholders' equity	$9,781,331	$9,616,428	$7,654,536

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended March 31,

	2016			2015
	Average		Avg.	Average		Avg.
(dollars in thousands, fully taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$6,003,568	$64,044	4.29%	$4,725,304	$49,865	4.28%
Taxable securities (3)	2,688,564	15,622	2.32	2,186,756	11,900	2.18
Tax-exempt securities (1)(3)	29,744	272	3.66	16,236	259	6.38
Federal funds sold and other interest-earning assets	153,759	1,053	2.74	141,414	885	2.50

Total interest-earning assets	8,875,635	80,991	3.67	7,069,710	62,909	3.60
Non-interest-earning assets:
Allowance for loan losses	(68,473)			(72,192)
Cash and due from banks	85,635			79,025
Premises and equipment	180,090			159,502
Other assets (3)	561,261			381,300
Total assets	$9,634,148			$7,617,345

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,886,472	485	.10	$1,475,913	394	.11
Money market	1,840,584	1,108	.24	1,466,913	673	.19
Savings	480,238	29	.02	300,344	20	.03
Time	1,259,689	817	.26	1,231,705	1,388	.46
Brokered time deposits	233,213	(175)	(.30)	273,327	(279)	(.41)
Total interest-bearing deposits	5,700,196	2,264	.16	4,748,202	2,196	.19

Federal funds purchased and other borrowings	34,906	87	1.00	36,145	98	1.10
Federal Home Loan Bank advances	346,169	733	.85	239,181	392	.66
Long-term debt	165,419	2,685	6.53	127,740	2,606	8.27
Total borrowed funds	546,494	3,505	2.58	403,066	3,096	3.12

Total interest-bearing liabilities	6,246,690	5,769	.37	5,151,268	5,292	.42
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,247,041			1,620,984
Other liabilities	107,320			94,207
Total liabilities	8,601,051			6,866,459
Shareholders' equity	1,033,097			750,886
Total liabilities and shareholders' equity	$9,634,148			$7,617,345

Net interest revenue		$75,222			$57,617
Net interest-rate spread			3.30%			3.18%

Net interest margin (4)			3.41%			3.31%

(1) Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2) Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.

(3) Securities available for sale are shown at amortized cost. Pretax unrealized gains of $2.20 million in 2016 and pretax unrealized gains of $10.8 million in 2015 are included in other assets for purposes of this presentation.

(4) Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.